CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share	Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
Common A common stock, par value $0.01 per Share	7,417,929	$50.30	$373,121,828.70	$40,707.59

(1)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the Company’s Registration Statement on Form S-3 (File No. 333-233566) in accordance with Rules 456(b) and 457(r) under the Securities Act.

  Filed Pursuant to Rule 424(b)(7)
 Registration No. 333-233566
PROSPECTUS SUPPLEMENT
(To Prospectus dated August 30, 2019)
7,417,929 Shares
Focus Financial Partners Inc.
Class A Common Stock

Focus Financial Partners Inc. is offering 273,685 shares of Class A common stock in this offering and the selling stockholders identified in this prospectus supplement are offering 7,144,244 shares of our Class A common stock.
We intend to contribute the net proceeds from the sale of the Class A common stock offered by us in this offering to Focus LLC in exchange for newly issued common units in Focus LLC. Focus LLC will use such contributed amount to redeem common units (including common units from the conversion of vested incentive units in connection with this offering) in Focus LLC from certain unitholders, including certain of our employees and principals of our partner firms, but not including our executive officers and directors, and in connection with such purchase, we will cancel the corresponding shares of our Class B common stock, as applicable. All net proceeds from this offering received by us will be paid to existing Focus LLC unitholders in exchange for Focus LLC units. We will not receive any proceeds from the sale of the shares to be offered by the selling stockholders.
This offering will not have a dilutive impact on our shareholders.
Our Class A common stock is listed on the NASDAQ Global Select Market (the “NASDAQ”) under the symbol “FOCS.”

Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page S-8.
	Per Share	Total
Public Offering Price	$50.30	$373,121,828.70
Underwriting Discount	$0.43	$3,189,709.47
Proceeds to Focus Financial Partners Inc. (before expenses)	$49.87	$13,648,670.95
Proceeds to Selling Stockholders (before expenses)	$49.87	$356,283,448.28
If all of the shares of Class A common stock are not sold at the public offering price, the underwriter may change the offering price and offer shares from time to time in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or otherwise.
We have agreed to reimburse the underwriter for certain expenses related to the review and qualification of this offering by the Financial Industry Regulatory Authority, Inc. See “Underwriting.”
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Delivery of the shares of our Class A common stock is expected to be made on or about June 23, 2021.

Sole Book-Running Manager
Goldman Sachs & Co. LLC

June 21, 2021

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” or “WKSI” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this Class A common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated herein and therein, before buying any of the securities being offered under this prospectus supplement. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those statements made in the accompanying prospectus and documents incorporated by reference therein.
We, the selling stockholders and the underwriter have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus supplement and the accompanying prospectus, or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. We, the selling stockholders and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We, the selling stockholders and the underwriter are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus or the documents incorporated by reference herein and therein is accurate as of any date other than their respective dates. Our business, financial condition and results of operations may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any related free writing prospectus, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Available Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement and the accompanying prospectus.
Any reference in this prospectus supplement to “us,” “we,” “our,” “ours” or like terms refer to (1) Focus Financial Partners, LLC (“Focus LLC”) and its consolidated subsidiaries prior to the completion of our initial public offering on July 30, 2018 (our “IPO”) and (2) Focus Financial Partners Inc. (“Focus Inc.”) and its consolidated subsidiaries (including Focus LLC) following the completion of our IPO, unless we state otherwise or the context otherwise requires. Any reference in this prospectus supplement to the “selling stockholders” refer to the entities identified as selling stockholders in “Selling Stockholders.”
Industry and Market Data
Unless otherwise indicated, industry and market data used or incorporated by reference in this prospectus supplement and the accompanying prospectus were obtained through company research, surveys and studies conducted by third parties and industry and general publications. Although we believe these third-party sources are reliable as of their respective dates, neither we nor the underwriter have independently verified the accuracy or completeness of this information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), all of which are incorporated by reference in this prospectus supplement and the accompanying prospectus, and the risk factors included in this prospectus supplement and the accompanying prospectus. These and other factors could cause results to differ materially from those expressed in these publications.
Trademarks and Trade Names
We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus supplement and the accompanying prospectus may also

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contain or incorporate by reference trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks or trade names in this prospectus supplement, the accompanying prospectus or in the documents that are incorporated by reference herein or therein is not intended to, and does not, imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

S-iii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Some of the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include forward-looking statements. Forward-looking statements give our current expectations, contain projections of results of operations or of financial condition, or forecasts of future events. Words such as “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” “continue,” “will” and similar expressions are used to identify forward-looking statements. They can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, and the risk factors included in this prospectus supplement and the accompanying prospectus. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and you should not consider the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include:
•
fluctuations in wealth management fees;

•
our reliance on our partner firms and the principals who manage their businesses;

•
our ability to make successful acquisitions;

•
unknown liabilities of or poor performance by acquired businesses;

•
harm to our reputation;

•
our inability to facilitate smooth succession planning at our partner firms;

•
our inability to compete;

•
our reliance on key personnel and principals;

•
our inability to attract, develop and retain talented wealth management professionals;

•
our inability to retain clients following an acquisition;

•
our reliance on key vendors;

•
write down of goodwill and other intangible assets;

•
our failure to maintain and properly safeguard an adequate technology infrastructure;

•
cyber-attacks;

•
the impact and duration of the outbreak of the novel coronavirus (“Covid-19”) or other pathogens;

•
our inability to recover from business continuity problems;

•
inadequate insurance coverage;

•
the termination of management agreements by management companies;

•
our inability to generate sufficient cash to service all of our indebtedness or our ability to access additional capital;

•
the failure of our partner firms to comply with applicable U.S. and non-U.S. regulatory requirements and the highly regulated nature of our business;

•
legal proceedings and governmental inquiries; and

•
other factors discussed elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

Should one or more of the risks or uncertainties described in this prospectus supplement, the accompanying prospectus or in the documents incorporated by reference herein or therein occur, or should

S-iv

underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.
All forward-looking statements, expressed or implied, included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.
Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus supplement or the documents incorporated by reference herein.

S-v

SUMMARY
This summary description about us and our business highlights selected information contained elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information you should consider before deciding to invest in our Class A common stock. You should carefully read this entire prospectus supplement, the accompanying prospectus and any related free writing prospectus, including each of the documents incorporated herein or therein by reference, before making an investment decision. Investors should carefully consider the information set forth under “Risk Factors” in this prospectus supplement on page S-8, in the accompanying prospectus on page 7 and in any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2020.
You also should carefully read the information incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements, other information and the exhibits to the registration statement of which the accompanying prospectus is a part.
Focus Financial Partners Inc.
Overview
We are a leading partnership of independent, fiduciary wealth management firms operating in the highly fragmented registered investment advisor (“RIA”) industry, with a footprint of over 70 partner firms primarily in the United States. We have achieved this market leadership by positioning ourselves as the partner of choice for many firms in an industry where a number of secular trends are driving consolidation. Our partner firms primarily service ultra-high net worth and high net worth individuals and families by providing highly differentiated and comprehensive wealth management services. Our partner firms benefit from our intellectual and financial resources, operating as part of a scaled business model with aligned economic interests, while retaining their entrepreneurial culture and independence.
Our partnership is comprised of trusted professionals providing comprehensive wealth management services through a largely recurring, fee-based model, which differentiates our partner firms from the traditional brokerage platforms whose revenues are largely derived from commissions. We derive a substantial majority of our revenues from wealth management fees for investment advice, financial and tax planning, consulting, tax return preparation, family office services and other services. We also generate other revenues primarily from recordkeeping and administration service fees, commissions and distribution fees and outsourced services.
We have to date, with limited exceptions, acquired substantially all of the assets of the firms we chose to partner with but only a portion of the underlying economics in order to align the principals’ interests with our own objectives. To determine the acquisition price, we first estimate the operating cash flow of the business based on current and projected levels of revenue and expense, before compensation and benefits to the selling principals or other individuals who become principals. We refer to the operating cash flow of the business as Earnings Before Partner Compensation (“EBPC”) and to this EBPC estimate as Target Earnings (“Target Earnings”). In economic terms, we typically purchase only 40% to 60% of the partner firm’s EBPC. The purchase price is a multiple of the corresponding percentage of Target Earnings and consists of cash and equity and the right to receive contingent consideration. We refer to the corresponding percentage of Target Earnings on which we base the purchase price as Base Earnings (“Base Earnings”). Under a management agreement between our operating subsidiary and the management company and the principals, the management company is entitled to management fees typically consisting of all future EBPC of the acquired wealth management firm in excess of Base Earnings up to Target Earnings, plus a percentage of any EBPC in excess of Target Earnings. Through the management agreement, we create downside protection for ourselves by retaining a cumulative preferred position in Base Earnings.
Since 2006, when we began revenue-generating and acquisition activities, we have created a partnership of over 70 partner firms, the substantial majority of which are RIAs registered with the SEC, and built a business with revenues of in excess of $1.3 billion for the year ended December 31, 2020 and $394.2 million for the three months ended March 31, 2021. For the year ended December 31, 2020 and the three months ended March 31, 2021, in excess of 95% of our revenues were fee-based and recurring in nature. We have established a national footprint across the United States and expanded our international footprint into Australia, Canada and the United Kingdom.
Corporate Information
We are a Delaware corporation. Our principal executive offices are located at 875 Third Avenue, 28th Floor, New York, NY 10022, and our telephone number at that address is (646) 519-2456. Our website address is www.focusfinancialpartners.com. Information contained on our website does not constitute part of this prospectus supplement.
Organizational Structure
We were incorporated for the purpose of completing an initial public offering and related transactions. On July 30, 2018, following the completion of our IPO and related transactions, Focus Inc. became a holding company whose most significant asset is a membership interest in Focus LLC, the operating subsidiary through which we operate our business. Focus Inc. is the sole managing member of Focus LLC and is responsible for all operational, management and administrative decisions of Focus LLC. Each unitholder of Focus LLC (other than Focus Inc. and any of its subsidiaries) has the right (which we refer to as an “exchange right”), subject to certain restrictions, to cause Focus LLC to redeem all or a portion of its vested units for, at Focus LLC’s election, shares of Class A common stock or an equivalent amount of cash; to the extent applicable, in connection with any such redemption the corresponding shares of Class B common stock will be cancelled. Alternatively, upon the exercise of any exchange right, Focus Inc. (instead of Focus LLC) will have the right (which we refer to as our “call right”) to acquire such tendered units (and corresponding shares of Class B common stock, as applicable, which will be cancelled) from the exchanging unitholder for, at Focus Inc.’s election, shares of Class A common stock or an equivalent amount of cash.
In connection with this offering, (i) certain Focus LLC unitholders, including certain of our employees and principals of our partner firms, but not including our executive officers and directors, who own common units and vested incentive units in Focus LLC will exercise their exchange rights with respect to 273,685 common units (including common units from the conversion of vested incentive units in connection with this offering) and Focus LLC will use the net proceeds from this offering contributed to it by Focus Inc. to redeem such units, and (ii) the selling stockholders, who own common units in Focus LLC, will exercise their exchange rights with respect to an aggregate of 3,654,044 common units and, upon such exercise, Focus Inc. will acquire each Focus LLC unit directly from such selling stockholders for one share of our Class A common stock pursuant to the call right. In connection with each redemption or acquisition described in clauses (i) and (ii), to the extent applicable, the corresponding shares of Class B common stock will be cancelled.
As a result of the redemption of Focus LLC units described in clause (i) above using the proceeds of this offering and as a result of Focus Inc.’s acquisition of Focus LLC units from the selling stockholders pursuant to the call right described in clause (ii) above, Focus Inc.’s interest in Focus LLC will increase. In addition, as a result of such redemptions and acquisitions, Focus Inc. may realize certain tax benefits that, in the future, entitle the redeeming unitholders and the selling stockholders to payments under our Tax Receivable Agreements (the “TRAs”), which generally provide for the payment by Focus Inc. to each holder of rights under the TRAs of 85% of the net cash savings, if any, in U.S. federal, state and local income and franchise tax that Focus Inc. actually realizes (computed using simplifying assumptions to address the impact of state and local taxes) or is deemed to realize in certain circumstances in periods after the IPO as a result of certain increases in tax basis and certain tax benefits attributable to imputed interest. Please read the cautionary statements described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and the other documents we incorporate by reference herein for more information about the Tax Receivable Agreements.
The following diagram indicates our simplified ownership structure immediately following this offering and the transactions related thereto. The following diagram assumes that this offering is consummated on the terms set forth herein.

The percentage ownership after the offering reflects the exercise of an exchange right in connection with this offering, pursuant to which shares of Class A common stock were issued in exchange for common units of Focus LLC and the corresponding cancellation of shares of our Class B common stock, as applicable, and then were sold in this offering.

Public Investors and Certain Holders of Focus LLC Units
Holders of Focus LLC Units
100% Class A Common Stock(1)(2)(3)
82.5% Total Voting Power
100% Class B Common Stock
17.5% Total Voting Power
12,692,740 Common Units(5)
71,374 Restricted Common Units
16,464,675 Incentive Units
17.5% of Common Units(4)(5)
Focus Financial Partners Inc. (NASDAQ: FOCS)
Sole Managing Member
59,792,889 Common Units
82.5% of Common Units(4)(5)
Focus Financial Partners, LLC (Focus LLC)
100% Common Stock
Focus Operating Holding Co.
99.9% Membership Units
0.1% Membership Units
Focus Operating, LLC
100% Equity Interests
Management Companies
Management Agreement
Partner Firms

(1)
Does not include 1,874,214 shares of our Class A common stock reserved for future issuance upon exercise of vested non-compensatory stock options, vested and unvested compensatory stock options and unvested restricted stock units.

(2)
Does not include 21,248,232 shares of our Class A common stock reserved for issuance upon the exercise of an exchange right with respect to common units, restricted common units and vested and unvested incentive units in Focus LLC (assuming vesting of restricted common units and unvested incentive units and a value of the common units equal to $50.30).
(3)
Does not include additional shares of Class A common stock reserved for future issuance under the Focus Financial Partners 2018 Omnibus Incentive Plan (the “Omnibus Plan”).

(4)
Does not include additional Focus LLC units reserved for future issuance under the Omnibus Plan.

(5)
Does not include 8,555,492 common units in Focus LLC issuable in connection with the exercise of an exchange right by a holder of outstanding restricted common units and incentive units in Focus LLC (assuming vesting of restricted common units and unvested incentive units and a value of the common units equal to $50.30).

THE OFFERING
Class A common stock offered by us in this offering
273,685 shares
Class A common stock offered by the selling stockholders in this offering
7,144,244 shares
Class A common stock to be outstanding immediately after completion of this offering(1)
59,792,889 shares
Class B common stock to be outstanding immediately after completion of this offering
12,692,740 shares, or one share for each common unit in Focus LLC outstanding immediately after this offering not held by Focus Inc. or any of its subsidiaries. Each share of Class B common stock has no economic rights but entitles its holder to one vote. When a common unit in Focus LLC is acquired pursuant to the exercise of an exchange right or the call right, a corresponding share of Class B common stock, as applicable, will be cancelled.
Voting power held by holders of Class A common stock immediately after completion of this offering(1)
82.5%
Voting power held by holders of Class B common stock immediately after completion of this offering
17.5%
Use of proceeds
We expect to receive approximately $13.6 million of net proceeds from the sale of the Class A common stock offered by us, after deducting the underwriting discount and before offering expenses payable by us. We intend to contribute the net proceeds from the sale of the Class A common stock offered by us in this offering to Focus LLC in exchange for newly issued common units in Focus LLC. Focus LLC will use such contributed amount to redeem common units (including common units from the conversion of vested incentive units in connection with this offering) in Focus LLC (which equals $49.87 per common unit, net of underwriting discount, and is the same amount per share of Class A common stock that the selling stockholders will receive in this offering) from certain unitholders, including certain of our employees and principals of our partner firms, but not including our executive officers and directors, and in connection with such purchase, we will cancel the corresponding shares of our Class B common stock, as applicable.
All net proceeds from this offering received by us will be paid to existing Focus LLC unitholders in exchange for Focus LLC units. We will not receive any proceeds from the sale of the shares of Class A common stock to be offered by the selling stockholders. See “Use of Proceeds.”
This offering will not have a dilutive impact on our shareholders.

Exchange rights of Focus LLC unitholders
Each unitholder of Focus LLC (other than Focus Inc. and any of its subsidiaries) has the right (which we refer to as an “exchange right”), subject to certain limitations, to cause Focus LLC to redeem all or a portion of its common units and vested incentive units. Upon an exercise of an exchange right with respect to vested incentive units, such incentive units will first be converted into a number of common units that takes into account the then-current value of the common units and such incentive units’ aggregate hurdle amount. Upon exercise of an exchange right with respect to common units, and immediately after the conversion of vested incentive units into common units as described in the preceding sentence, Focus LLC will acquire each tendered common unit for, at its election, (i) one share of Class A common stock, subject to conversion rate adjustments for stock splits, stock dividends, reclassification and other similar transactions, or (ii) an equivalent amount of cash. In addition, in connection with any redemption of common units (other than common units received upon a conversion of incentive units described in this paragraph), the corresponding shares of Class B common stock will be cancelled. The exchange right is subject to certain limitations and restrictions intended to ensure that Focus LLC will continue to be treated as a partnership for U.S. federal income tax purposes.
Alternatively, upon the exercise of any exchange right, Focus Inc. (instead of Focus LLC) will have a right (which we refer to as our “call right”) to acquire each tendered unit (and corresponding share of Class B common stock, as applicable) from the exchanging unitholder for, at its election, (i) one share of Class A common stock, subject to conversion rate adjustments for stock splits, stock dividends, reclassification and other similar transactions, or (ii) an equivalent amount of cash.
Subject to certain exceptions, unitholders of Focus LLC are generally only permitted to exercise their exchange rights on quarterly exchange dates and only with respect to up to one-twelfth of the units held by them as of July 30, 2018, with an ability to carry forward unused exchange rights to subsequent exchange dates. The next quarterly exchange date is expected to be in August 2021.
Risk factors
See “Risk Factors” beginning on page S-8 of this prospectus supplement and on page 7 of the accompanying prospectus and the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our Class A common stock.
NASDAQ Symbol
FOCS

(1)
In this prospectus supplement, the number of shares of our Class A common stock to be outstanding immediately after completion of this offering excludes:

•
1,874,214 shares of our Class A common stock reserved for future issuance upon exercise of vested non-compensatory stock options, vested and unvested compensatory stock options and unvested restricted stock units;

•
21,248,232 shares of our Class A common stock issuable upon the exercise of an exchange right with respect to common units, restricted common units, and vested and unvested incentive units in Focus LLC (assuming vesting of restricted common units and unvested incentive units and a value of the common units equal to $50.30); and

•
additional shares of Class A common stock reserved for future issuance under the Omnibus Plan.

RISK FACTORS
Investing in our Class A common stock involves a high degree of risk. You should consider carefully the risks described below and discussed under the section captioned “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which is incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement and the accompanying prospectus, and the information and documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in our Class A common stock. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our Class A common stock to decline and you may lose all or part of your investment.
Risks Related to this Offering and Our Class A Common Stock
The price of our Class A common stock may be volatile and fluctuate substantially, which could result in substantial losses for purchasers of our Class A common stock in this offering.
Our stock price is likely to be volatile. Global stock markets in general, and the price of our Class A common stock, have recently experienced extreme volatility primarily as a result of the ongoing Covid-19 pandemic. As a result of this volatility, you may not be able to sell your shares of Class A common stock purchased in this offering at or above the price you paid for such shares.
In the past, following periods of extreme volatility in the market price of a company’s securities, securities class-action litigation may be instituted against that company. Any lawsuit to which we are a party, with or without merit, may result in an unfavorable judgment. We also may decide to settle lawsuits on unfavorable terms. Any such negative outcome could result in payments of substantial damages or fines, damage to our reputation or adverse changes to our offerings or business practices. Such litigation may also cause us to incur other substantial costs to defend such claims and divert management’s attention and resources.
We do not have any current plans to pay dividends on our Class A common stock. Consequently, your only opportunity to achieve a return on your investment in our Class A common stock is if the price of our Class A common stock appreciates.
We do not have any current plans to declare dividends on shares of our Class A common stock in the foreseeable future. Consequently, your only opportunity to achieve a return on your investment in our Class A common stock will be if you sell your shares of Class A common stock at a price greater than you may pay for them. There is no guarantee that the price of our Class A common stock will ever exceed the price that you may pay for them.
Future sales of our Class A common stock in the public market could reduce our stock price, and any additional capital raised by us through the sale of equity or convertible securities may dilute your ownership in us.
Unitholders of Focus LLC (other than Focus Inc. and any of its subsidiaries) may receive shares of our Class A common stock pursuant to the exercise of an exchange right or the call right and then sell those shares of Class A common stock. Additionally, we may issue additional shares of Class A common stock or convertible securities in subsequent offerings or as consideration for future acquisitions. As of June 21, 2021, we had 55,865,160 outstanding shares of Class A common stock. Except as otherwise permitted by the Fourth Amended and Restated Operating Agreement of Focus LLC, as amended, Focus LLC unitholders are only permitted to exercise their exchange rights on quarterly exchange dates and only with respect to up to one twelfth of the units held by them at the closing of the IPO, with an ability to carry forward unused exchange rights to subsequent exchange dates. Units of Focus LLC issued after the closing of the IPO are not subject to the latter restrictions. The next quarterly exchange date is expected to be in August 2021, with up to 11,400,633 vested common units and 8,504,207 vested incentive units eligible for exchange on such quarterly exchange date as of the date of this prospectus (which excludes any common units and incentive units that may be exchanged or that we may purchase in connection with this offering or 603,770 incentive units that may vest in accordance with their terms prior to the next quarterly exchange date). Such vested common units and vested incentive units would be exchangeable into an aggregate 16,837,889 shares of Class A common stock, based on a value of our Class A common stock equal to $50.30. The foregoing volume restrictions apply to the affiliates of Stone Point Capital LLC (“Stone Point”) and Kohlberg Kravis Roberts & Co. L.P. (“KKR” and, together with Stone Point, the “PE Holders”) as an aggregate limitation on their ability to sell Focus LLC units or the shares of Class A common stock received in connection with our IPO and related transactions. However, the PE Holders and all other Focus LLC unitholders are parties to a registration rights agreement with us that requires us to effect the registration of their shares of Class A common stock in certain circumstances, without being subject to the preceding limitations. This offering is being conducted pursuant to such registration rights.
We have approximately 6,800,000 shares of our Class A common stock registered under our registration statements on Form S-8 for additional issuances under our equity incentive plan, that are available for resale in the public market without restriction, subject to the satisfaction of vesting, the requirements of Rule 144 and any other conditions.
We cannot predict the size of future issuances of our Class A common stock or securities convertible into Class A common stock or the effect, if any, that future issuances and sales of shares of our Class A common stock will have on the market price of our Class A common stock. Sales of substantial amounts of our Class A common stock (including shares issued in connection with an acquisition), or the perception that such sales could occur, may adversely affect prevailing market prices of our Class A common stock.
The underwriter of this offering may waive or release parties to the lock-up arrangements applicable to and agreements entered into in connection with this offering, which could adversely affect the price of our Class A common stock.
We, our executive officers and directors and certain funds affiliated with Stone Point will be subject to certain restrictions with respect to the sale or other disposition of our Class A common stock for a period of 30 days following the date of this prospectus supplement. The underwriter, at any time and without notice, may release all or any portion of the Class A common stock subject to the foregoing restrictions. See “Underwriting “ for more information. If the restrictions are waived, then the Class A common stock, subject to compliance with the Securities Act or exceptions therefrom, will be available for sale into the public markets, which could cause the market price of our Class A common stock to decline and impair our ability to raise capital. Sales of a substantial number of shares upon expiration of the lock-up and market stand-off agreements, the perception that such sales may occur, or early release from these restrictions, could cause our market price to fall or make it more difficult for you to sell your Class A common stock at a time and price that you deem appropriate.

USE OF PROCEEDS
We expect to receive approximately $13.6 million of net proceeds from the sale of the Class A common stock offered by us, after deducting the underwriting discount and before offering expenses payable by us. We intend to contribute the net proceeds from the sale of the Class A common stock offered by us in this offering to Focus LLC in exchange for newly issued common units in Focus LLC. Focus LLC will use such contributed amount to redeem common units (including common units from the conversion of vested incentive units in connection with this offering) in Focus LLC (which equals $49.87 per common unit, net of underwriting discount, and is the same amount per share of Class A common stock that the selling stockholders will receive in this offering) from certain unitholders, including certain of our employees and principals of our partner firms, but not including our executive officers and directors, and in connection with such purchase, we will cancel the corresponding shares of our Class B common stock, as applicable. All net proceeds from this offering received by us will be paid to existing Focus LLC unitholders in exchange for Focus LLC units. We will not receive any of the proceeds from the sale of shares of Class A common stock by the selling stockholders.
This offering will not have a dilutive impact on our shareholders.
We have agreed to pay all expenses incurred by us incident to the registration of the shares of our Class A common stock by the selling stockholders and exchanging Focus LLC unitholders under the Securities Act and expenses of one counsel for all selling stockholders. The selling stockholders and exchanging Focus LLC unitholders will pay all underwriting discounts with respect to the sale of their shares of Class A common stock in this offering.

DIVIDEND POLICY
We do not have any current plans to declare dividends on shares of our Class A common stock in the foreseeable future. We currently intend to retain future earnings, if any, to finance the growth of our business. Our future dividend policy is within the discretion of our board of directors (the “Board of Directors”) and will depend upon then-existing conditions, including our results of operations, financial condition, capital requirements, investment opportunities, statutory restrictions on our ability to pay dividends and other factors our Board of Directors may deem relevant. In addition, our credit facility contains certain restrictions on our ability to pay cash dividends.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following is a summary of the material U.S. federal income tax considerations related to the purchase, ownership and disposition of our Class A common stock by a non-U.S. holder (as defined below) that holds our Class A common stock as a “capital asset” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This summary is based on the provisions of the Code, U.S. Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect. We have not sought any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.
This summary does not address all aspects of U.S. federal income taxation that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, this summary does not address the impact of the Medicare surtax on certain net investment income, U.S. federal estate or gift tax laws, any state, local or non-U.S. tax laws or any tax treaties. This summary also does not address tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as:
•
banks, insurance companies or other financial institutions;

•
tax-exempt or governmental organizations;

•
tax-qualified retirement plans;

•
“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code (or any entities all of the interests of which are held by a qualified foreign pension fund);

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dealers in securities or foreign currencies;

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persons whose functional currency is not the U.S. dollar;

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“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

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traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

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persons subject to the alternative minimum tax;

•
entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes or holders of interests therein;

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persons deemed to sell our Class A common stock under the constructive sale provisions of the Code;

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persons that acquired our Class A common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•
certain former citizens or long-term residents of the United States; and

•
persons that hold our Class A common stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Non-U.S. Holder Defined
For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our Class A common stock that is not for U.S. federal income tax purposes a partnership or any of the following:
•
an individual who is a citizen or resident of the United States;

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a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Class A common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) considering the purchase of our Class A common stock to consult their tax advisors regarding the U.S. federal income tax considerations of the purchase, ownership and disposition of our Class A common stock by such partnership.
Distributions
We do not expect to pay any distributions on our common stock in the foreseeable future. However, in the event we do make distributions of cash or other property on our Class A common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital to the extent of the non-U.S. holder’s tax basis in our Class A common stock and thereafter as capital gain from the sale or exchange of such common stock. See “— Gain on Sale or Other Taxable Disposition of Class A Common Stock.”
Subject to the withholding requirements under FATCA (as defined below) and with respect to effectively connected dividends, each of which is discussed below, any distribution made to a non-U.S. holder on our Class A common stock generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount of the distribution unless an applicable income tax treaty provides for a lower rate. To receive the benefit of a reduced treaty rate, a non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced rate.
Dividends paid to a non-U.S. holder that are effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons. Such effectively connected dividends will not be subject to U.S. withholding tax if the non-U.S. holder satisfies certain certification requirements by providing the applicable withholding agent with a properly executed IRS Form W-8ECI certifying eligibility for exemption. If the non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.
Gain on Sale or Other Taxable Disposition of Class A Common Stock
Subject to the discussion below under “— Backup Withholding and Information Reporting” a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other taxable disposition of our Class A common stock unless:

•
the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

•
the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

•
our Class A common stock constitutes a United States real property interest by reason of our status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes and as a result such gain is treated as effectively connected with a trade or business conducted by the non-U.S. holder in the United States.

A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
A non-U.S. holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons. If the non-U.S. holder is a corporation for U.S. federal income tax purposes whose gain is described in the second bullet point above, then such gain would also be included in its effectively connected earnings and profits (as adjusted for certain items), which may be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty).
Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are not a USRPHC for U.S. federal income tax purposes, and we do not expect to become a USRPHC for the foreseeable future. However, in the event that we become a USRPHC, as long as our Class A common stock continues to be “regularly traded on an established securities market” (within the meaning of the U.S. Treasury regulations), only a non-U.S. holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the non-U.S. holder’s holding period for the Class A common stock, more than 5% of our Class A common stock will be treated as disposing of a United States real property interest and will be taxable on gain realized on the disposition of our Class A common stock as a result of our status as a USRPHC. If we were to become a USRPHC and our Class A common stock were not considered to be regularly traded on an established securities market, each non-U.S. holder (regardless of the percentage of stock owned) would be treated as disposing of a United States real property interest and would be subject to U.S. federal income tax on a taxable disposition of our Class A common stock (as described in the preceding paragraph), and a 15% withholding tax would apply to the gross proceeds from such disposition.
Non-U.S. holders should consult their tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our Class A common stock, including regarding potentially applicable income tax treaties that may provide for different rules.
Backup Withholding and Information Reporting
Any dividends paid to a non-U.S. holder must be reported annually to the IRS and to the non-U.S. holder. Copies of these information returns may be made available to the tax authorities in the country in which the non-U.S. holder resides or is established. Payments of dividends to a non-U.S. holder generally will not be subject to backup withholding if the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form).
Payments of the proceeds from a sale or other disposition by a non-U.S. holder of our Class A common stock effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our Class A common stock effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the non-U.S. holder is not a United States person and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our Class A common stock effected outside the United States by such a broker if it has certain relationships within the United States.
Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.
Additional Withholding Requirements under FATCA
Sections 1471 through 1474 of the Code, and the U.S. Treasury regulations and administrative guidance issued thereunder (“FATCA”), impose a 30% withholding tax on any dividends on our Class A common stock and, subject to the proposed U.S. Treasury regulations discussed below, on proceeds from sales or other disposition of shares of our Class A common stock if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E), or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. While gross proceeds from a sale or other disposition of our Class A common stock paid after January 1, 2019, would have originally been subject to withholding under FATCA, proposed U.S. Treasury regulations provide that such payments of gross proceeds do not constitute withholdable payments. Taxpayers may generally rely on these proposed U.S. Treasury regulations until they are revoked or final U.S. Treasury regulations are issued. Non-U.S. holders are encouraged to consult their own tax advisors regarding the effects of FATCA on an investment in our Class A common stock.
INVESTORS CONSIDERING THE PURCHASE OF OUR CLASS A COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND TAX TREATIES.

SELLING STOCKHOLDERS
The following table sets forth information known to us regarding the beneficial ownership of shares of our Class A common stock and Class B common stock as of the date of this prospectus supplement by each selling stockholder. In addition, the nature of any position, office or other material relationship which the selling stockholders have had, within the past three years, with us or with any of our predecessors or affiliates, is indicated in a footnote to the table. We have agreed to pay all expenses incurred by us incident to the registration of the shares of our Class A common stock by the selling stockholders under the Securities Act and expenses of one counsel for all selling stockholders. The selling stockholders will pay all underwriting discounts with respect to the sale of their shares of Class A common stock in this offering. We will not receive any proceeds from the sale of our Class A common stock by the selling stockholders.
Certain information with respect to beneficial ownership has been furnished by the selling stockholders. The amounts and percentages of Class A common stock and Class B common stock beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of any securities for which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.
The percentage ownership after the offering also reflects the exercise of an exchange right in connection with this offering, pursuant to which shares of Class A common stock were issued in exchange for common units of Focus LLC and the corresponding cancellation of shares of our Class B common stock, as applicable, and sold in this offering.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC.
	Shares Beneficially Owned Prior to the Offering					Number of Class A Common Stock Offered(2)	Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Class A Common Stock		Class B Common Stock		Combined Voting Power(1)		Class A Common Stock		Class B Common Stock		Combined Voting Power(1)
	Number	%	Number	%	%	Number	Number	%	Number	%	%
Entities Affiliated with KKR(3)	3,490,200	6.2%	3,654,044	22.1%	9.9%	7,144,244	—	—	—	—	—%

(1)
Represents the percentage of the voting power of our Class A common stock and Class B common stock voting together as a single class. Each share of Class A common stock and Class B common stock entitles its holder to one vote.

(2)
Of the shares of Class A common stock offered by the selling stockholders, 3,654,044 shares represent shares owned following the exercise of such selling stockholders’ exchange right immediately prior to the closing of this offering.

(3)
Based on the most recently available Schedule 13D/A filed with the SEC on March 3, 2021, as modified by the Form 4 filed with the SEC on March 18, 2021, by KKR Freya Aggregator L.P., KKR Freya Aggregator GP LLC, KKR Americas Fund XII (Freya) L.P., KKR Associates Americas XII AIV L.P., KKR Americas XII AIV GP LLC, KKR Americas XII (Freya) Blocker Parent L.P., KKR Americas XII EEA (Freya) Blocker Parent L.P., KKR Associates Americas XII L.P., KKR Americas XII Limited, KKR Group Partnership L.P., KKR Group Holdings Corp., KKR & Co. Inc., KKR Management LLP, Henry R. Kravis and George R. Roberts. The principal business address of each of the entities and persons identified in this paragraph, except Mr. Roberts, is c/o Kohlberg Kravis Roberts & Co. L.P., 30 Hudson Yards, New York, NY 10001. The principal business address for Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

For further information regarding the beneficial ownership of our Class A common stock and a description of the other material relationships between us and the selling stockholders, see the information set forth under “Security Ownership of Certain Beneficial Owners and Management,” “Corporate Governance” and “Certain Relationships and Related Party Transactions” in our Definitive Proxy Statement on Schedule 14A filed on April 15, 2021.

In connection with our initial public offering, we entered into a nomination agreement with investment vehicles affiliated with KKR. Under the nomination agreement, KKR has the right to nominate one member of our Board of Directors for so long as it holds at least 5% of our Class A and Class B common stock outstanding on a combined basis. KKR also has the right to nominate one director for service on our nominating, governance and sustainability committee and as an observer on our compensation committee, in each case, for so long as it has the right to nominate one director. KKR has nominated Christopher J. Harrington to serve on our Board of Directors. Upon completion of this offering, we expect that KKR will no longer own any of our outstanding common stock, the nomination agreement will terminate and KKR will lose its rights under the nomination agreement as described above. We currently expect that Mr. Harrington will resign as a member of the Board of Directors following this offering.
Focus LLC Incentive Units
The number of units held and the percentage ownership after the offering reflect the application of a portion of the net proceeds from the sale of the Class A common stock offered by us in this offering to purchase an aggregate of 273,685 common units (and the corresponding cancellation of 191,525 shares of our Class B common stock, as applicable), including common units issued upon the exchange of 144,850 vested incentive units, from certain unitholders of Focus LLC, including certain of our employees and principals of our partner firms, but not including our executive officers and directors.
The following table sets forth information with respect to incentive units of Focus LLC before and after the offering, assuming a value of the common units equal to $50.30:
	Before Offering		After Offering
Hurdle Rates	Number Outstanding	Vested Incentive Units	Number Outstanding	Vested Incentive Units
$1.42	421	421	421	421
5.50	798	798	798	798
6.00	386	386	386	386
7.00	1,081	1,081	1,081	1,081
9.00	1,323,708	1,323,708	1,323,708	1,323,708
11.00	829,621	829,621	815,443	815,443
12.00	520,000	520,000	520,000	520,000
13.00	548,750	548,750	540,000	540,000
14.00	17,848	17,848	10,098	10,098
16.00	45,191	45,191	45,191	45,191
17.00	20,000	20,000	20,000	20,000
19.00	549,643	549,643	527,928	527,928
21.00	3,410,348	2,806,578	3,376,012	2,772,242
22.00	836,417	539,313	836,417	539,313
23.00	524,828	393,621	524,828	393,621
26.26	18,750	—	18,750	—
27.00	29,484	22,113	20,136	12,765
27.90	1,931,297	430,806	1,929,424	428,933
28.50	1,487,130	709,585	1,440,230	662,685
30.48	30,000	—	30,000	—
33.00	3,617,500	7,500	3,617,500	7,500
36.64	30,000	20,000	30,000	20,000
43.50	30,000	—	30,000	—
44.71	806,324	—	806,324	—
Total	16,609,525	8,786,963	16,464,675	8,642,113

UNDERWRITING
Subject to the terms and conditions set forth in an underwriting agreement among us, the selling stockholders and Goldman Sachs & Co. LLC, as underwriter, we and the selling stockholders have agreed to sell to the underwriter, and the underwriter has agreed to purchase, an aggregate of 7,417,929 shares of Class A common stock.
Subject to the terms and conditions set forth in the underwriting agreement, the underwriter has agreed to purchase all of the shares sold under the underwriting agreement.
We and the selling stockholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.
The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officer’s certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The underwriter proposes initially to offer the shares to the public at the public offering price set forth on the cover of this prospectus supplement. After the initial offering, the public offering price or any other term of the offering may be changed.
The following table shows the public offering price, underwriting discount and proceeds before expenses to us and the selling stockholders.
	Per Share	Total
Public offering price	$50.30	$373,121,828.70
Underwriting discount	$0.43	$3,189,709.47
Proceeds, before expenses, to us	$49.87	$13,648,670.95
Proceeds, before expenses, to the selling stockholders	$49.87	$356,283,448.28
The expenses of the offering, not including the underwriting discount, are estimated at $0.4 million and are payable by us. We have agreed to pay expenses incurred by the selling stockholders in connection with this offering, other than the underwriting discounts. The selling stockholders will pay all underwriting discounts with respect to the sale of their shares of Class A common stock in this offering. In addition, we have agreed to reimburse the underwriter for expenses relating to the clearance of this offering with the Financial Industry Regulatory Authority up to $25,000. We intend to cause Focus LLC to bear the costs of any offering expenses payable by us.
No Sales of Similar Securities
We have agreed that, during a period of 30 days from the date of this prospectus supplement, we will not, without the prior written consent of the underwriter, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Class A or Class B common stock, any membership interests in Focus LLC or any securities convertible into or exercisable or exchangeable for Class A or Class B common stock or membership interests in Focus LLC or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Class A or Class B common stock or membership interests in Focus LLC, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Class A or Class B common stock, membership interests in Focus LLC or other securities, in cash or otherwise.

The foregoing sentence will not apply to the following:
•
the Class A common stock to be sold pursuant to this prospectus supplement;

•
any shares of Class A or Class B common stock issued by us or membership interests issued by Focus LLC upon the exercise of an option or warrant, exchange of a membership interest in Focus LLC or the conversion of a security outstanding on the date of this prospectus supplement and referred to in this prospectus supplement and the registration statement of which this prospectus supplement forms a part;

•
any shares of Class A or Class B common stock or membership interests in Focus LLC issued or options to purchase Class A or Class B common stock or membership interests in Focus LLC granted as equity compensation pursuant to the operating agreement of Focus LLC or any employee benefit plan referred to in this prospectus supplement and the registration statement of which this prospectus supplement forms a part;

•
any shares of Class A or Class B common stock or membership interests in Focus LLC issued as equity compensation pursuant to the operating agreement of Focus LLC or any non-employee director stock plan or dividend reinvestment plan referred to in this prospectus supplement and the registration statement of which this prospectus supplement forms a part;

•
any shares of Class A or Class B common stock, membership interests in Focus LLC or options to purchase Class A or Class B common stock or membership interests in Focus LLC or such other securities of ours, Focus LLC or any of our or its respective affiliates issued as consideration or contingent consideration for acquisitions of one or more companies (or its or their operating assets or stock, partnership interests, membership interests or other equivalent equity interests) by us, Focus LLC or our or its respective subsidiaries pursuant to purchase agreements entered into prior to the date of this prospectus supplement, provided that each recipient thereof has executed a lock-up agreement for the remainder of the 30-day period in substantially the form attached to the underwriting agreement; or

•
any shares of Class A or Class B common stock, membership interests in Focus LLC or options to purchase Class A or Class B common stock or membership interests in Focus LLC or such other securities of ours, Focus LLC or any of our or its respective affiliates issued as consideration for acquisitions of one or more companies (or its or their operating assets or stock, partnership interests, membership interests or other equivalent equity interests) or issued in connection with other strategic transactions and relationships by us, Focus LLC or our or its respective subsidiaries, provided that (x) each recipient thereof has executed a lock-up agreement for the remainder of the 30-day period in substantially the form attached to the underwriting agreement, (y) the number of such shares of Class A or Class B common stock, membership interests, options (on an as-exercised basis) or other securities that may be issued as consideration for each such acquisition or other strategic transaction and relationship may not exceed 5% of the Adjusted Shares Outstanding (as defined in the documents incorporated by reference into this prospectus supplement and the registration statement of which this prospectus supplement forms a part) immediately following completion of the transactions contemplated by the underwriting agreement (as adjusted for share splits, share dividends and other similar events after the date of this prospectus supplement) (such number of diluted common stock and units outstanding, the “Adjusted Shares Outstanding”) and (z) the aggregate number of such shares of Class A or Class B common stock, membership interests, options (on an as-exercised basis) or other securities that may be issued as consideration for all such acquisitions or issued in connection with such other strategic transactions and relationships pursuant to this sixth bullet will not exceed 10% of such Adjusted Shares Outstanding.

In addition, under the terms of lock-up agreements entered into with the underwriter for this offering, our directors and executive officers and certain funds affiliated with Stone Point may not during the same 30-day period, without the prior written consent of the underwriter, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Class A or Class B common stock, any membership interests in Focus LLC or any securities convertible into or exercisable or exchangeable for Class A or Class B common stock or membership interests in Focus LLC, whether now owned or hereafter acquired by such person or with respect to which such person has or hereafter acquires the power of disposition (collectively, the “lock-up securities”), or exercise any right with respect to the registration of any of the lock-up securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the lock-up securities, whether any such swap or transaction is to be settled by delivery of Class A or Class B common stock, membership interests in Focus LLC or other securities, in cash or otherwise.
Notwithstanding the immediately preceding paragraph, and subject to the conditions below, certain of these persons may transfer the lock-up securities without the prior written consent of the underwriter, provided that, except in the case of the first, second, third, seventh and eighth bullets below (with respect to which items (2), (3) and (4) will not apply) and the fourth, fifth and ninth bullets below (with respect to which items (1), (2), (3) and (4) will not apply), (1) the underwriter receive a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer will not involve a disposition for value, (3) such transfers are not required to be reported with the SEC on Form 4 in accordance with Section 16 of the Exchange Act, and (4) such person does not otherwise voluntarily effect any public filing or report regarding such transfers:
•
as a bona fide gift or gifts or for bona fide estate planning;

•
pursuant to a will or other testamentary document or applicable laws of descent, or otherwise by way of testate or intestate succession, to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of such person or the immediate family of such person (for this purpose, “immediate family” will mean any relationship by blood, marriage or adoption, not more remote than first cousin), in transfers not involving a change in beneficial ownership, or if such person is a trust, to any beneficiary of such person or to the estate of any such beneficiary;

•
by operation of law or pursuant to a court or regulatory agency order, a qualified domestic order or in connection with a divorce settlement;

•
to the underwriter in connection with this offering;

•
following this offering to us upon a vesting event of our securities, upon a termination of such person’s employment or service relationship, upon the exercise of options or warrants to purchase our securities or upon expiration of our securities, options or warrants, in each case on a “cashless” or “net exercise” basis or to cover tax withholding obligations of such person in connection with such vesting, termination, exercise or expiration;

•
the exercise by such person of any right to exchange any membership interests in Focus LLC for shares of Class A or Class B common stock;

•
as distributions of shares of Class A or Class B common stock to the members, managers, limited or general partners, stockholders or other equityholders of such person, or to its direct or indirect affiliates or other entities or investment funds directly or indirectly controlling, controlled or managed by, or under common control with, such person;

•
to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under the first, second and seventh bullets; or

•
upon completion of a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of our securities involving a change of control of our company; provided that, in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by such person shall remain subject to the restrictions on transfer set forth in the 30-day lock-up agreement (for this purpose, “change of control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of our company (or the surviving entity));

provided that, if such person is required to file a report under the Exchange Act, reporting a reduction in beneficial ownership of shares of Class A or Class B common stock during the term of the 30-day lock-up agreement as a result of a transfer or disposition pursuant to the first, second, third, fifth, seventh or eighth bullets above, then such person will take the necessary steps to ensure that all relevant transaction codes applicable to the transaction are reported on the Exchange Act report and such report will include a statement to the effect that the filing relates to a transfer pursuant to a gift or estate planning (in the case of the first bullet and, if applicable, the eighth bullet), a will or other testamentary document or applicable laws of descent or otherwise by way of testate or intestate succession to any trust for the direct or indirect benefit of such person or his or her immediate family, or, if such person is a trust, any beneficiary of such person or to the estate of such beneficiary (in the case of the second bullet and, if applicable, the eighth bullet), a transfer by operation of law (in the case of the third bullet), the satisfaction of tax withholding obligations of such person in connection with the vesting, exercise or expiration of options to purchase Class A or Class B common stock (in the case of the fifth bullet), or a distribution to a member, manager, limited or general partner, stockholders, other equityholder, or direct or indirect affiliate of such person (in the case of the seventh bullet and, if applicable, the eighth bullet). In addition, in the event that the underwriter grants an early release to certain beneficial holders of any Class A common stock or other securities subject to the lock-up agreements with respect to shares of Class A common stock that, in the aggregate, exceed a specified percentage of our then outstanding Class A common stock, then certain other lock-up parties shall also be granted an early release, on the same terms, from their obligations on a pro rata basis, subject to certain exceptions.
In addition, the above restrictions will not prohibit such person from exercising any right with respect to, or the taking of any other action in preparation for, a registration by us of Class A or Class B common stock; provided that no transfer of such person’s Class A or Class B common stock proposed to be registered pursuant to the exercise of such rights under this sentence will occur, such exercise will not result in any public announcement regarding the exercise of such right will occur and no registration statement will be filed, in each case during the 30-day lock-up period referred to above. In addition, the above restrictions will not apply to transfers of Class A or Class B common stock or membership interests in Focus LLC or options to purchase Class A or Class B common stock or membership interests in Focus LLC or such other securities to us, Focus LLC or any of our or their respective affiliates in connection with the transactions contemplated by the underwriting agreement. Finally, such person will be permitted to establish or amend a contract, instruction or plan meeting the requirements of Rule 10b5-1(c)(1) under the Exchange Act (a “10b5-1 Plan”), at any time during the 30-day lock-up period; provided that, prior to the expiration of the 30-day lock-up period, (x) such person will not transfer any of such person’s lock-up securities under such 10b5-1 Plan and (y) such person will not make any public announcement with respect to such 10b5-1 Plan, except that to the extent a public announcement or filing under the Exchange Act, if any, is required of such person or us regarding the establishment of such plan, such announcement or filing will include a statement to the effect that no transfer of the lock-up securities may be made under such plan during the 30-day lock-up period.
NASDAQ Listing
The shares are listed on the NASDAQ Global Select Market under the symbol “FOCS.”
Price Stabilization, Short Positions and Penalty Bids
Until the distribution of the shares is completed, SEC rules may limit underwriter and selling group members from bidding for and purchasing our Class A common stock. However, the underwriter may engage in transactions that stabilize the price of our Class A common stock, such as bids or purchases to peg, fix or maintain that price.
In connection with the offering, the underwriter may purchase and sell our Class A common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in the offering. The underwriter must close out any short position by purchasing shares in the open market. Stabilizing transactions consist of various bids for or purchases of shares of Class A common stock made by the underwriter in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriter’s purchases to cover the short sales may have the effect of raising or maintaining the market price of our Class A common stock or preventing or retarding a decline in the market price of our Class A common stock. As a result, the price of our Class A common stock may be higher than the price that might otherwise exist in the open market. The underwriter may conduct these transactions on the NASDAQ Global Select Market, in the over-the-counter market or otherwise.
Neither we, the selling stockholders nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Class A common stock. In addition, neither we, the selling stockholders nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Passive Market Making
In connection with this offering, the underwriter and selling group members may engage in passive market making transactions in the common stock on the NASDAQ Global Select Market in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriter and dealers are not required to engage in passive market making and may end passive market making activities at any time.
Electronic Distribution
In connection with the offering, the underwriter or securities dealers may distribute prospectuses by electronic means, such as e-mail.
Additional Relationships
In addition, the underwriter and its affiliates are full service financial institutions and have engaged in, and may in the future engage in, various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage, other financial and non-financial activities and services and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their business activities, the underwriter and its affiliates, officers, directors and employees may purchase, sell, make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans, derivatives, commodities, currencies and credit default swaps) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Notice to Prospective Investors in Canada
The shares may be sold in Canada pursuant to this prospectus only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with sales of shares in Canada pursuant to this prospectus.
Notice to Prospective Investors in the European Economic Area (“EEA”)
In relation to each Member State of the EEA (each a “Member State”), no shares have been offered or will be offered pursuant to this offering to the public in that Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined under the Prospectus Regulation; or

(b)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
The shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “IDD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the shares or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the shares or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. Each person in a Member State of the EEA who receives any communication in respect of, or who acquires any shares under, the offers to the public contemplated in this prospectus, or to whom the shares are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and the company that it and any person on whose behalf it acquires shares is: (1) a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation; and (2) not a “retail investor” (as defined above).
For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Notice to Prospective Investors in the United Kingdom
This prospectus has been prepared on the basis that any offer of shares in the United Kingdom will be made pursuant to an exemption under the UK Prospectus Regulation and the Financial Services and Markets Act 2000 (as amended, the “FSMA”) from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in the United Kingdom of shares which are the subject of the offering contemplated in this prospectus may only do so to legal entities which are qualified investors as defined in the UK Prospectus Regulation, provided that no such offer of shares shall require the company or the underwriter to publish a prospectus pursuant to Article 3 of the UK Prospectus Regulation or section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation, in each case in relation to such offer.
The shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the IDD, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by the PRIIPS Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the shares or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the shares or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. Each person in the United Kingdom who receives any communication in respect of, or who acquires any shares under, the offers to the public contemplated in this prospectus, or to whom the shares are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and the company that it and any person on whose behalf it acquires shares is: (1) a “qualified investor” within the meaning of Article 2(e) of the UK Prospectus Regulation; and (2) not a “retail investor” (as defined above).
Neither the company nor the underwriter has authorized, nor do they authorize, the making of any offer of shares to any legal entity which is not a qualified investor as defined in the UK Prospectus Regulation. Neither the company nor the underwriter has authorized, nor do they authorize, the making of any offer of shares through any financial intermediary, other than offers made by the underwriter, which constitute the final placement of the shares contemplated in this prospectus.
This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investor as defined in the UK Prospectus Regulation that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). The shares are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such shares will be engaged in only with, relevant persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.
The expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA.
Notice to Prospective Investors in Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, Focus Inc. or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.
The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.
This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Hong Kong
The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan
The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:
(a)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)
where no consideration is or will be given for the transfer;

(c)
where the transfer is by operation of law; or

(d)
as specified in Section 276(7) of the SFA.

LEGAL MATTERS
The validity of our Class A common stock offered by this prospectus supplement will be passed upon for us by Vinson & Elkins L.L.P., New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriter by Davis Polk & Wardwell LLP, New York, New York.
EXPERTS
The consolidated financial statements as of December 31, 2019 and 2020, and for each of the three years in the period ended December 31, 2020, incorporated by reference in this prospectus supplement, and the effectiveness of Focus Financial Partners Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
AVAILABLE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public at the SEC’s website at www.sec.gov.
Our Class A common stock is listed and traded on the NASDAQ. Our reports, proxy statements and other information filed with the SEC can also be inspected at the offices of the NASDAQ.
We also make available free of charge on our website at www.focusfinancialpartners.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated by reference into this prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus supplement and the accompanying prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may replace information in this prospectus supplement and the accompanying prospectus and information previously filed with the SEC. You should not assume that the information contained in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the respective dates of those documents.
We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offering under this prospectus supplement (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K):
•
our Annual Report on Form 10-K for the year ended December 31, 2020, filed on February 19, 2021;

•
our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed on May 6, 2021;

•
the information specifically incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2020 from our Definitive Proxy Statement on Schedule 14A filed on April 15, 2021;

•
our Current Report on Form 8-K filed on January 25, 2021, March 2, 2021 (as subsequently amended on March 16, 2021), and June 1, 2021 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K); and

•
the description of our Class A common stock contained in our Form 8-A filed on July 23, 2018, including any amendments and reports updating the description of our Class A common stock, including Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

These reports contain important information about us, our financial condition and our results of operations.
These documents can be accessed free of charge on our website at www.focusfinancialpartners.com, under the headings “Investor Relations / Financials & Filings.” Information on our website is not incorporated by reference into this prospectus supplement. You may request a copy of any document incorporated by reference in this prospectus supplement, including the exhibits thereto, at no cost, by writing or calling us at the following address or telephone number:
Focus Financial Partners Inc.
875 Third Avenue, 28th Floor
New York, NY 10022
Phone: (646) 519-2456
Attention: Investor Relations

PROSPECTUS
Focus Financial Partners Inc.
Class A Common Stock
Preferred Stock
Depositary Shares
Warrants
Subscription Rights
Units

We may offer and sell the following securities:
•
Shares of Class A common stock;

•
Shares of preferred stock;

•
Depositary shares;

•
Warrants;

•
Subscription Rights; and

•
Units.

In addition, the selling stockholders named in any supplement to this prospectus may offer and sell shares of our Class A common stock. We may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offerings. We may offer and sell these securities through agents, through underwriters or dealers or directly to one or more purchasers, including existing stockholders.
This prospectus provides you with a general description of these securities and the general manner in which we will offer the securities. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.
We will not receive any proceeds from the sales of our Class A common stock by any selling stockholders.
Our Class A common stock is traded on the NASDAQ Global Select Market under the symbol “FOCS.”
You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. See “Risk Factors” beginning on page 7 of this prospectus for information on certain risks related to the purchase of our securities.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 30, 2019.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We have not authorized any dealer, salesperson or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or a solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or a solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.
This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the SEC, as a “well-known seasoned issuer” or “WKSI” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, we and any selling stockholders may, from time to time, offer and sell shares of our Class A common stock in one or more offerings. This prospectus generally describes Focus Financial Partners Inc. and the Class A common stock, preferred stock, depositary shares, warrants, subscription rights and units that we or any selling stockholders may offer. Each time we offer securities by means of this prospectus, we will provide a prospectus supplement that contains specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add or update in a prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Documents by Reference,” before buying any of the securities being offered.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Available Information.”
Any reference in this prospectus to “Focus,” the “Company,” “us,” “we,” “our,” “ours” or like terms refer to (i) Focus Financial Partners, LLC (“Focus LLC”) and its consolidated subsidiaries prior to the completion of our initial public offering on July 30, 2018 (our “IPO”) and (ii) Focus Financial Partners Inc. (“Focus Inc.”) and its consolidated subsidiaries (including Focus LLC) following the completion of our IPO, unless we state otherwise or the context otherwise requires.

ABOUT FOCUS FINANCIAL PARTNERS INC.
We are a leading partnership of independent, fiduciary wealth management firms operating in the highly fragmented registered investment advisor (“RIA”) industry, with a footprint of over 60 partner firms primarily in the United States. We have achieved this market leadership by positioning ourselves as the partner of choice for many firms in an industry where a number of secular trends are driving RIA consolidation. Our partner firms primarily service ultra-high net worth and high net worth individuals and families by providing highly differentiated and comprehensive wealth management services. Our partner firms benefit from our intellectual and financial resources, operating in a scaled business model with aligned interests, while retaining their entrepreneurial culture and independence.
We are a Delaware corporation. Our principal executive offices are located at 875 Third Avenue, 28th Floor, New York, NY 10022, and our telephone number at that address is (646) 519-2456. Our website address is www.focusfinancialpartners.com. Information contained on our website does not constitute part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may replace information in this prospectus and information previously filed with the SEC. You should not assume that the information contained in the documents incorporated by reference in this prospectus or any supplement thereto is accurate as of any date other than the respective dates of those documents.
We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from the date of this prospectus until the termination of each offering under this prospectus (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K):
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our Annual Report on Form 10-K for the year ended December 31, 2018, filed on March 28, 2019;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed on May 9, 2019;

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our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed on August 8, 2019;

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the information specifically incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2018 from our Definitive Proxy Statement on Schedule 14A filed on April 15, 2019;

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our Current Reports on Form 8-K filed on February 28, 2019, May 30, 2019, and July 26, 2019 and our Current Report on Form 8-K/A filed on February 7, 2019; and

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the description of our Class A common stock contained in our Form 8-A filed on July 23, 2018, including any amendment to that form that we may file in the future for the purpose of updating the description of our Class A common stock.

These reports contain important information about us, our financial condition and our results of operations.
These documents can be accessed free of charge on our website at www.focusfinancialpartners.com, under the headings “Investor Relations / Financials & Filings”. Information on our website is not incorporated by reference into this prospectus. You may request a copy of any document incorporated by reference in this prospectus, including the exhibits thereto, at no cost, by writing or calling us at the following address or telephone number:
Focus Financial Partners Inc.
875 Third Avenue, 28th Floor
New York, NY 10022
Phone: (646) 519-2456
Attention: Investor Relations

AVAILABLE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public at the SEC’s website at www.sec.gov.
Our Class A common stock is listed and traded on the NASDAQ Global Select Market. Our reports, proxy statements and other information filed with the SEC can also be inspected at the offices of the NASDAQ Global Select Market.
We also make available free of charge on our website at www.focusfinancialpartners.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated by reference into this prospectus.
This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available through the SEC’s Internet website.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Some of the information in this prospectus and the documents incorporated by reference herein may contain forward-looking statements. Forward-looking statements give our current expectations, contain projections of results of operations or of financial condition, or forecasts of future events. Words such as “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” “continue,” “will” and similar expressions are used to identify forward-looking statements. They can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), all of which are incorporated by reference in this prospectus, and any risk factors included in any applicable prospectus supplement. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include:
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fluctuations in wealth management fees;

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our reliance on our partner firms and the principals who manage their businesses;

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our ability to make successful acquisitions;

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unknown liabilities of or poor performance by acquired businesses;

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harm to our reputation;

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our inability to facilitate smooth succession planning at our partner firms;

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our inability to compete;

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our reliance on key personnel and principals;

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our inability to attract, develop and retain talented wealth management professionals;

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our inability to retain clients following an acquisition;

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write down of goodwill and other intangible assets;

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our failure to maintain and properly safeguard an adequate technology infrastructure;

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cyber-attacks;

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our inability to recover from business continuity problems;

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inadequate insurance coverage;

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the termination of management agreements by management companies;

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our inability to generate sufficient cash to service all of our indebtedness or our ability to access additional capital;

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the failure of our partner firms to comply with applicable U.S. and non-U.S. regulatory requirements and the highly regulated nature of our business;

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legal proceedings, governmental inquiries;

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our anticipated use of the proceeds from the sale of any securities we are offering; and

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the other risks identified in this prospectus, any applicable prospectus supplement and the documents incorporated by reference.

Should one or more of the risks or uncertainties described in this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements, expressed or implied, included in this prospectus and the documents incorporated by reference herein are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.
Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

RISK FACTORS
An investment in our securities involves a significant degree of risk. Before you invest in our securities you should carefully consider those risk factors described under, but not limited to, the heading “Risk Factors” in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K), which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS
Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of securities we are offering for general corporate purposes. This may include, among other things, additions to working capital, repayment or refinancing of existing indebtedness or other corporate obligations, financing of capital expenditures and acquisitions and investment in existing and future projects. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement or free writing prospectus.
We will not receive any proceeds from the sales of our Class A common stock by any selling stockholders.

DESCRIPTION OF CAPITAL STOCK
As of August 26, 2019, our authorized capital stock consisted of 500,000,000 shares of Class A common stock, $0.01 par value per share, of which 47,116,817 shares are issued and outstanding, 500,000,000 shares of Class B common stock, $0.01 par value per share, of which 22,308,446 shares are issued and outstanding and 500,000,000 shares of preferred stock, $0.01 par value per share, of which no shares are issued and outstanding.
The following summary of our capital stock, amended and restated certificate of incorporation and amended and restated bylaws does not purport to be complete and is qualified in its entirety by reference to the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part.
Class A Common Stock
Voting Rights
Holders of shares of Class A common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. The holders of Class A common stock do not have cumulative voting rights in the election of directors.
Dividend Rights
Holders of shares of our Class A common stock are entitled to ratably receive dividends when and if declared by our board of directors out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred stock.
Liquidation Rights
Upon our liquidation, dissolution, distribution of assets or other winding up, the holders of Class A common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock.
Other Matters
The shares of Class A common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Class A common stock. All outstanding shares of our Class A common stock, including the Class A common stock offered in this offering, are fully paid and non-assessable.
Class B Common Stock
Each holder of vested common units in Focus LLC holds one share of our Class B common stock.
Voting Rights
Holders of shares of our Class B common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. Holders of shares of our Class A common stock and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except the amendment of certain provisions of our amended and restated certificate of incorporation that would alter or change the powers, preferences or special rights of the Class B common stock so as to affect them adversely must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a single class, or as otherwise required by applicable law.
Dividend and Liquidation Rights
Holders of our Class B common stock do not have any right to receive dividends, unless the dividend consists of shares of our Class B common stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class B common stock paid proportionally with respect to each outstanding share of our Class B common stock and a dividend consisting of shares of Class A common stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class A common stock on equivalent terms is simultaneously paid to the holders of Class A common stock. Holders of our Class B common stock do not have any right to receive a distribution upon a liquidation, dissolution or winding up of Focus Inc.
Preferred Stock
Our amended and restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.01 per share, covering up to an aggregate of 500,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.
Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and Delaware Law
Some provisions of our amended and restated certificate of incorporation and our amended and restated bylaws described below, contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.
These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
We have elected not to be subject to Section 203 of the Delaware General Corporation Law (the “DGCL”); however, our amended and restated certificate of incorporation contains provisions that are similar to Section 203 of the DGCL. In general, these provisions prohibit us from engaging in any business combination with any interested stockholder for a period of three years following the time that the stockholder became an interested stockholder, unless:
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before such time our board of directors approved either the business combination or the transaction that resulted in the interested stockholder attaining that status;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

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on or after such time the business combination is approved by our board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. Our amended and restated certificate of incorporation provides that interested stockholder will not include the investment vehicles affiliated with Stone Point Capital LLC (together with its affiliates “Stone Point”) or certain of their transferees (as further described below), their respective affiliates or successors, or any person whose ownership in excess of the 15% limitation set forth herein is the result of any action taken solely by us. A transferee of a Stone Point investment vehicle will not be an interested stockholder if it (i) acquired beneficial ownership of outstanding voting stock directly from such an investment vehicle or any of its affiliates or successors, or directly from any other exempt transferee, (ii) did not have beneficial ownership of more than 4.9% of the then outstanding voting stock prior to such acquisition, and (iii) is not a national or global financial institution or insurance company or a regional bank that in each case derives at least 30% of its revenue from wealth management services or the sale of proprietary financial products (which for the avoidance of doubt, excludes life insurance and annuities), an independent broker dealer, a platform for or aggregator of registered investment advisors or broker-dealer teams, or a holding company or acquisition vehicle of any entity described in this clause (iii). Any such exempt transferee will be an interested stockholder if simultaneously or thereafter it acquires additional voting stock, except as a result of any corporate action not caused by such transferee. Our board of directors approved the acquisition by Stone Point on or before September 30, 2020 of up to 5,000,000 additional shares of Class A common stock such that the restrictions applicable to a business combination with an interested stockholder shall not apply to Stone Point or certain of their transferees.
Under certain circumstances, these provisions would make it more difficult for a person who would be an interested stockholder to effect various business combinations with us for a three-year period. Accordingly, these provisions could have an anti-takeover effect with respect to certain transactions our board of directors does not approve in advance. These provisions may encourage companies interested in acquiring our company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. However, these provisions also could discourage attempts that might result in a premium over the market price for the shares held by stockholders. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Additionally, other provisions of our amended and restated certificate of incorporation and our amended and restated bylaws:
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establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 120 days nor more than 150 days prior to the first anniversary date of the annual meeting for the preceding year. Our amended and restated bylaws specify the requirements as to form and content of all stockholder’s notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

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provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;

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provide that the authorized number of directors may be changed only by resolution of the board of directors;

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provide that all vacancies in our board of directors, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock or any nomination agreements with any significant stockholders that may be in effect from time to time, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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provide that our amended and restated certificate of incorporation and amended and restated bylaws may be amended by the affirmative vote of the holders of at least two-thirds of our then outstanding voting stock;

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provide for our board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three year terms, other than directors which may be elected by holders of preferred stock, if any. Our staggered board may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors; and

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provide that our amended and restated bylaws can be amended by the board of directors.

Special Stockholder Meeting
Our amended and restated certificate of incorporation provides that special meetings of our stockholders may be called at any time only by or at the direction of our board of directors, our chief executive officer or the chairman of our board of directors. However, so long as affiliates of Stone Point and Kohlberg Kravis Roberts & Co. L.P. (together with its affiliates, “KKR”) collectively own at least 25% of our voting stock, special meetings of our stockholders shall also be called by the board of directors at the request of any stockholder affiliated with either Stone Point or KKR.
Stockholder Action by Written Consent
Our amended and restated certificate of incorporation precludes stockholder action by written consent, provided that so long as investment funds or entities controlled by Stone Point and KKR collectively own 25% of our voting stock, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted.
Supermajority Provisions
Our amended and restated certificate of incorporation provides that for as long as affiliates of Stone Point and KKR own any voting stock (for the first two bullet points below) or collectively own at least 25% of our outstanding voting stock (for the last two bullet points below), in addition to any vote required by applicable law, the affirmative vote of the holders of a majority of the voting stock held by affiliates of Stone Point and KKR, voting together as a single class, will be required to amend, alter, repeal or rescind the provisions in our amended and restated certificate of incorporation related to:
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corporate opportunities;

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business combinations with interested stockholders;

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stockholder action by written consent; and

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calling special meetings of stockholders.

Corporate Opportunities
Our amended and restated certificate of incorporation, to the fullest extent permitted by law, renounces any reasonable expectancy interest that we have in, or right to be offered an opportunity to participate in, any corporate or business opportunities that are from time to time presented to Stone Point, KKR, directors affiliated with these parties and their respective affiliates, and, to the fullest extent permitted by law, such persons have no duty to refrain from engaging in any transaction or matter that may be a corporate or business opportunity in which we or any of our subsidiaries could have an interest or expectancy. In addition, to the fullest extent permitted by law, in the event that Stone Point, KKR, directors affiliated with these parties and their respective affiliates acquire knowledge of any such opportunity, other than in their capacity as a member of our board of directors, such person has no duty to communicate or present such opportunity to us or any of our subsidiaries, and they may take any such opportunity for themselves or offer it to another person or entity.

Forum Selection
Our amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:
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any derivative action or proceeding brought on our behalf;

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any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees, agents or trustees to us or our stockholders;

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any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws; or

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any action asserting a claim against us or any director or officer or other employee of ours that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

Our amended and restated certificate of incorporation also provides that, unless we consent in writing to the selection of alternative forum, to the fullest extent permitted by law, the federal district courts of the United States are the exclusive forum for resolving any complaint asserting a cause of action arising under the federal securities laws of the United States. Additionally, it provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and to have consented to, this forum selection provision. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our amended and restated certificate of incorporation is inapplicable or unenforceable.
Limitation of Liability and Indemnification Matters
Our amended and restated certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:
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for any breach of their duty of loyalty to us or our stockholders;

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for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

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for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

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for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.
Our amended and restated certificate of incorporation and amended and restated bylaws also provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws also permits us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into indemnification agreements with each of our current directors and officers and intend to enter into indemnification agreements with each future director and officer. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our amended and restated certificate of incorporation and the indemnification agreements facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.
Registration Rights
In connection with the IPO, we entered into a registration rights agreement (the “IPO Registration Rights Agreement”) with investment vehicles affiliated with Stone Point and KKR (the “PE Holders”) and unitholders of Focus LLC. The agreement contains the following liquidity rights:
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We will file a shelf registration statement to permit the resale of shares of Class A common stock held by the PE Holders or issuable upon the exercise of exchange rights by unitholders of Focus LLC as soon as practicable following the one year anniversary of the IPO. As of the date of this prospectus, the PE Holders and unitholders of Focus LLC have not elected to be named in this prospectus. Such holders may be named in a supplement to this prospectus.

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The PE Holders have the right to demand up to three secondary underwritten offerings per year. We may initiate one additional underwritten offering per year for the benefit of unitholders of Focus LLC. The PE Holders and the unitholders of Focus LLC may have participation rights with respect to any such underwritten offerings. We may also participate on a primary basis and issue and sell shares of our Class A common stock for our own account. We will use the proceeds from any such offering to purchase outstanding Focus LLC units and pay related fees and expenses. In the event of any underwriter cutbacks, all participating holders will be treated equally and included pro rata based on their ownership of registrable shares at the closing of the IPO.

The PE Holders and unitholders of Focus LLC also have piggyback registration rights with respect to other underwritten offerings by us under certain circumstances.
We have also entered into a registration rights agreement with the former owners of Loring Ward Holdings Inc. The agreement contains rights consistent with the unitholders of Focus LLC under the IPO Registration Rights Agreement.
We expect that future unitholders in certain instances may also be granted registration rights in connection with future acquisitions by Focus LLC, but on terms that are not superior to the registration rights of the unitholders of Focus LLC.
These registration rights are subject to certain conditions and limitations. We will generally be obligated to pay all registration expenses in connection with these registration obligations, regardless of whether a registration statement is filed or becomes effective or any sale is made in a public offering.
Transfer Agent and Registrar
The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company, LLC.
Listing
Our Class A common stock are listed on the NASDAQ Global Select Market under the symbol “FOCS.”

DESCRIPTION OF DEPOSITARY SHARES
We may offer depositary shares (either separately or together with other securities) representing fractional interests in our preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the preferred stock related to the depositary shares, we will deposit the preferred stock with the relevant preferred stock depositary and will cause the preferred stock depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange redemption and liquidation rights).

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of our securities described in this prospectus. Warrants may be issued independently or together with our securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.
You should refer to the prospectus supplement relating to a particular issue of warrants for the terms of and information relating to the warrants, including, where applicable:
(1)
the number of securities purchasable upon exercise of the warrants and the price at which such securities may be purchased upon exercise of the warrants;

(2)
the date on which the right to exercise the warrants commences and the date on which such right expires (the “Expiration Date”);

(3)
the United States federal income tax consequences applicable to the warrants;

(4)
the amount of the warrants outstanding as of the most recent practicable date; and

(5)
any other terms of the warrants.

Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Each warrant will entitle its holder to purchase such number of securities at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which we may extend such Expiration Date), unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.
Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of securities, including the right to receive payments of any dividends on the securities purchasable upon exercise of the warrants, or to exercise any applicable right to vote.

DESCRIPTION OF SUBSCRIPTION RIGHTS
The following is a general description of the terms of the subscription rights we may issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement relating to such subscription rights.
We may issue subscription rights to purchase our securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the security holder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:
•
the price, if any, for the subscription rights;

•
the exercise price payable for our securities upon the exercise of the subscription rights;

•
the number of subscription rights issued to each security holder;

•
the amount of our securities that may be purchased per each subscription right;

•
the extent to which the subscription rights are transferable;

•
any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•
the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•
the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•
if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, warrants, subscription rights or any combination of such securities.
The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:
•
the terms of the units and of any of the common stock, preferred stock, warrants, subscription rights or purchase contracts comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•
a description of the terms of any unit agreement governing the units;

•
a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•
whether the units will be issued in fully registered or global form.

SELLING STOCKHOLDERS
Selling stockholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, securities. Such selling stockholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as “selling stockholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.
Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, a post-effective amendment or filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION
We and/or one or more of the selling stockholders may sell the securities described in this prospectus from time to time in one or more transactions:
•
to purchasers directly;

•
to underwriters for public offering and sale by them;

•
through agents;

•
through dealers;

•
through a combination of any of the foregoing methods of sale; and/or

•
through any other methods described in a prospectus supplement.

We will prepare a prospectus supplement or supplements, if required, that will describe the method of distribution and disclose the terms and conditions of any offering of shares of common stock, including:
•
the name or names of any underwriters, dealers or agents and the amounts of common stock underwritten or purchased by each of them;

•
the offering price of the shares of common stock and the proceeds to us and/or any selling stockholders, if applicable, and any underwriting discounts, commissions, concessions or agency fees allowed or reallowed or paid to dealers; and

•
any options under which underwriters may purchase additional shares of common stock from us and/or any selling stockholder.

Any offering price and any discounts, commissions, concessions or agency fees allowed or reallowed or paid to dealers may be changed from time to time.
Pursuant to our registration rights agreement with certain stockholders, we are generally obligated to pay all registration expenses in connection with these registration obligations, regardless of whether a registration statement is filed or becomes effective.
We and/or one or more of the selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the securities. A prospectus supplement will describe the terms of any such sale of securities. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.
From time to time, the selling stockholders may pledge or grant a security interest in some or all of the securities in respect of which this prospectus is delivered. If a selling stockholder defaults in performance of its secured obligations, the pledged or secured parties may offer and sell the securities from time to time by this prospectus. The selling stockholders also may transfer the securities in other circumstances. The number of securities beneficially owned by a selling stockholder will decrease as and when it transfers its securities or defaults in performing obligations secured by the securities. The plan of distribution for the securities offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, distributees, pledgees, affiliates, other secured parties or other successors in interest will be selling stockholders for purposes of this prospectus.
The applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or prices related to such market prices, or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent.
We may engage in at-the-market offerings and offer our securities into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act on the terms described in the prospectus supplement relating thereto. Underwriters, dealers and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the shares of common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions to be paid for solicitation of these contracts.
Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.
Unless we state otherwise in the applicable prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased.
The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.
We will name any agent involved in a sale of securities, as well as any commissions payable to such agent, in a prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
If a dealer is utilized in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.
The selling stockholders and any underwriters, dealers or agents participating in a distribution of the shares may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We and the selling stockholders may agree with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.
The specific terms of the lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
Selling stockholders may also sell securities under Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than under this prospectus. Registration of the shares of common stock covered by this prospectus does not mean that any shares of common stock will be offered or sold.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P., New York, New York. Legal counsel to any underwriters may pass upon legal matters for such underwriters.
EXPERTS
The consolidated financial statements of Focus Financial Partners Inc. as of December 31, 2017 and 2018 and for the years ended December 31, 2016, 2017 and 2018, incorporated by reference in this Prospectus from Focus Financial Partners Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements of Loring Ward Holdings Inc. and its subsidiaries as of and for the year ended December 31, 2017 have been incorporated by reference in this Prospectus from Focus Financial Partners Inc.’s Current Report on Form 8-K/A, in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
On November 30, 2018 (the “Closing Date”), we completed the acquisition of Loring Ward Holdings Inc. (“Loring Ward”) through a merger of a newly-formed, wholly-owned subsidiary of Focus Inc. with and into Loring Ward (the “Merger”). The acquisition of Loring Ward was accounted for under the purchase method of accounting in accordance with Accounting Standards Codification Topic 805: Business Combinations (“ASC 805”). In accordance with ASC 805, the total purchase price was allocated among the net tangible and identifiable intangible assets acquired in connection with the Merger, based on their fair values as of the Closing Date.
The unaudited condensed consolidated pro forma financial information is presented in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2018 gives effect to the acquisition of Loring Ward as if it had occurred on January 1, 2018. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2018 also gives effect to the amendments to Focus LLC’s credit facilities in connection with the IPO and proforma taxes related to the IPO and related reorganization transactions (the “Reorganization Transactions”) as if they had occurred on January 1, 2018.
An unaudited condensed consolidated pro forma statement of operations for the six months ended June 30, 2019 has not been presented since the results of Loring Ward are included for the entire period.
In accordance with Article 11 of Regulation S-X, the unaudited pro forma condensed consolidated financial information excludes Loring Ward’s discontinued operations.
The pro forma adjustments are based upon information and assumptions available at the time of the filing of this prospectus. The unaudited pro forma consolidated financial information does not reflect any synergies that may be achieved from the combination of the entities.
The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and is not intended to be indicative of the operating results that actually would have occurred if the Merger, IPO, Reorganization Transactions and amendments to Focus LLC’s credit facilities had been consummated on January 1, 2018, nor is the data intended to be indicative of future operating results. The unaudited pro forma condensed consolidated financial information and the accompanying notes thereto for the year ended December 31, 2018 should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2018 and notes thereto of Focus Inc. included in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 28, 2019, which is incorporated by reference herein.
Loring Ward’s audited consolidated financial statements as of and for the year ended December 31, 2017 and related notes thereto and Loring Ward’s unaudited condensed consolidated financial statements as of and for the periods ended September 30, 2018 and 2017 and related notes thereto are attached as Exhibit 99.1 to our Current Report on Form 8-K/A, filed with the Securities Exchange Commission on February 7, 2019, which is incorporated by reference herein.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
for the Year Ended December 31, 2018
(dollars in thousands, except per share data)
	Focus Financial Partners Inc. Historical	Pro Forma Adjustments (IPO and Reorganization Transactions)	Pro Forma Adjustments Note	Focus Financial Partners Inc. Pro Forma	Loring Ward Holdings Inc. and subsidiaries	Pro Forma Adjustments (Acquisition of Loring Ward)	Pro Forma Adjustments Note	Focus Financial Partners Inc. Combined Pro Forma
REVENUES:
Wealth management fees	$853,033	$—		$853,033	$42,876	$—		$895,909
Service and administrative fees					10,406	(10,406)	(d)
Brokerage commissions					15	(15)	(d)
Other	57,847			57,847		10,421	(d)	68,268
Total revenues	910,880	—		910,880	53,297	—		964,177
OPERATING EXPENSES:
Compensation and related expenses	358,084			358,084	24,348	(3,194)	(e)(g)	379,238
Management fees	232,703			232,703		4,052	(e)	236,755
Selling, general and administrative	170,270			170,270	20,396	(1,601)	(f)(g)	189,065
Intangible amortization	90,381			90,381	49	760	(h)	91,190
Non-cash changes in fair value of estimated contingent consideration	6,638			6,638				6,638
Depreciation and other amortization	8,370			8,370	1,112			9,482
Total operating expenses	866,446			866,446	45,905	17		912,368
INCOME (LOSS) FROM OPERATIONS	44,434			44,434	7,392	(17)		51,809
OTHER INCOME (EXPENSE):
Interest and dividend income	1,266			1,266	207			1,473
Interest expense	(56,448)	16,016	(a)	(40,432)	(1,884)	1,884	(i)	(40,432)
Capital gains					9	(9)	(d)
Amortization of debt financing costs	(3,498)	(26)	(a)	(3,524)				(3,524)
Gain on sale of investment	5,509			5,509				5,509
Loss on extinguishment of borrowings	(21,071)			(21,071)				(21,071)
Other (expense) income – net	(2,350)			(2,350)		9	(d)	(2,341)
Income from equity method investments	521			521				521
Total other expense – net	(76,071)	15,990		(60,081)	(1,668)	1,884		(59,865)
INCOME(LOSS) BEFORE INCOME TAX	(31,637)	15,990		(15,647)	5,724	1,867		(8,056)
INCOME TAX EXPENSE (BENEFIT)	9,450	4,517	(b)	13,967	(1,427)	2,717	(j)	15,257
Net income (loss)	(41,087)	11,473		(29,614)	7,151	(850)		(23,313)
Net (income) loss attributable to non-controlling interests	40,497	(6,028)	(c)	34,469		(2,862)	(c)	31,607
NET INCOME (LOSS) ATTRIBUTABLE TO FOCUS FINANCIAL PARTNERS INC.	$(590)	$5,445		$4,855	$7,151	$(3,712)		$8,294
Net income (loss) per share of Class A common stock:
Basic	$(0.01)							$0.18
Diluted	$(0.01)							$0.18
Weighted average shares of Class A common stock outstanding:
Basic	43,122,782					2,964,897	(k)	46,087,679
Diluted	43,122,782					3,067,446	(k)	46,190,228

Notes to the Unaudited Pro Forma Condensed Consolidated Statement of Operations
for the Year Ended December 31, 2018
(a)   Reflects adjustments to interest expense related to the reduction of indebtedness under Focus LLC’s credit facilities, reduction in the assumed interest rate to 4.75%, the increase in Focus LLC’s first lien revolving credit facility and amortization of debt financing costs in connection with the amendment to Focus LLC’s credit facilities in connection with the IPO and Reorganization Transactions.
(b)   To record income tax expense related to the IPO and Reorganization Transactions adjustments in (a) and an adjustment to reflect the impact to income tax expense giving effect to the IPO and Reorganization Transactions as if they occurred on January 1, 2018.
(c)   To adjust non-controlling interest for the effect of the pro forma adjustments related to the IPO and Reorganization Transactions and the effect of the proforma adjustments related to the Merger.
(d)   Reclassifications to conform to our presentation.
(e)   To record management fees pursuant to the amended management agreement entered into with certain selling principals of Loring Ward and adjust the principals’ historical compensation.
(f)   To record insurance expense related to the Merger.
(g)   To eliminate compensation charges and transaction costs recorded by Loring Ward in connection with the Merger.
(h)   To record additional amortization expense related to the intangibles acquired in connection with the Merger and to eliminate Loring Ward’s historical amortization expense.
(i)   To eliminate Loring Ward’s interest expense, as the outstanding debt of Loring Ward was repaid at the closing of the Merger.
(j)   To record additional tax expense in connection with the Merger. The pro forma provision for income taxes excludes the impact of the cancellation of Loring Ward incentive stock options, and the related payment of cash consideration to such option holders, in connection with the Merger.
(k)   To adjust weighted average shares of Class A common stock outstanding — Basic for the shares of Class A common stock issued in connection with Merger. To adjust weighted average shares of Class A common stock outstanding — Diluted for the shares of Class A common stock issued in connection with Merger, and for incremental shares related to stock options and unvested Class A Common Stock, the effect of which is dilutive for pro forma purposes.

7,417,929 Shares
Focus Financial Partners Inc.
Class A Common Stock

Prospectus Supplement
June 21, 2021

Sole Book-Running Manager
Goldman Sachs & Co. LLC